UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 5, 2014

IMPERIAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Florida	001-35064	30-0663473
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Park of Commerce Boulevard, Suite 301 Boca Raton, Florida	33487
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (561) 995-4200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On June 5, 2014, the Compensation Committee of the Board of Directors of Imperial Holdings, Inc. (the “Company”) awarded each of the Company’s directors and named executive officers with performance shares under the Imperial Holdings 2010 Omnibus Incentive Plan (“Plan”). The awards to the Company’s directors and Chief Executive Officer are subject to shareholder approval of an amendment and restatement of the Plan at the Company’s 2015 annual meeting.

The number of shares earned by each of the named executive officers will range from 0-150% of the target award amount, depending on the Company’s financial performance from June 5, 2014 through June 30, 2016 (the “Performance Period”) based on a target (i) book value and (ii) market to book ratio. If performance is below threshold on either metric, no shares will be earned. No shares will be earned by an executive if terminated for any reason during the Performance Period.

The number of shares earned during the Performance Period will be issued to the executive as restricted stock, subject to continued employment for an additional year following the Performance Period until June 30, 2017. In the event of a Change in Control (as defined in the award agreement) of the Company, the performance shares will immediately vest. If the Change in Control occurs during the Performance Period, the number of shares that vest will be the higher of the target amount or the actual projected results. If the Change in Control occurs after the Performance Period, the number of shares that vest will be the number actually earned during the Performance Period.

Each of the directors other than Mr. Mitchell received a target number of 5,000 performance shares. The target number of performance shares awarded to each of our named executive officers is as follows:

Name	Target Number Performance Shares
Antony Mitchell Chief Executive Officer	120,000
Richard O’Connell Chief Financial Officer	40,000
Michael Altschuler General Counsel and Secretary	26,000
Miriam Martinez Senior Vice President of Finance and Operations	36,000

The foregoing summary is not intended to be complete and is qualified in its entirety by reference to the form of performance share award agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders (“Annual Meeting”) of the Company was held on June 5, 2014. The results of matters submitted to a vote were as follows:

Proposal 1 – Election of Directors. The shareholders elected each of the director nominees set forth below for a one-year term expiring at the next Annual Meeting of Shareholders. The shareholders voted as follows:

	Votes Cast
Name	For	Withheld	Broker Non-Votes
James Chadwick	14,412,792	290,994	4,695,204
Michael Crow	14,413,985	289,801	4,695,204
Andrew Dakos	14,677,985	26,691	4,695,204
Richard Dayan	14,413,662	290,724	4,695,204
Phillip Goldstein	14,625,661	78,125	4,695,204
Gerald Hellerman	14,408,105	295,681	4,695,204
Antony Mitchell	14,679,197	24,589	4,695,204

Proposal 2 – Advisory Vote on Executive Compensation. The shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers for the fiscal year ended December 31, 2013. The shareholders voted as follows:

Votes Cast
For	Against	Abstain	Broker Non-Votes
14,123,391	371,464	208,931	4,695,204

Proposal 3 – Vote on Common Stock Issuance Upon Conversion of the Company’s 8.50% Senior Unsecured Notes due 2019. The shareholders voted to approve the issuance of the Company’s common stock upon conversion of the Company’s 8.50% Senior Unsecured Convertible Notes due 2019. The shareholders voted as follows:

Votes Cast
For	Against	Abstain	Broker Non-Votes
14,586,764	97,522	19,500	4,695,204

Proposal 4 – Ratification of Grant Thornton LLP as the Company’s Independent Registered Public Accounting Firm. The selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014 was ratified by shareholders. The shareholders voted as follows:

Votes Cast
For	Against	Abstain
19,324,427	51,456	23,107

Item 8.01 Other Events.

On June 5, 2014 and as part of their 2014 director compensation, each of the Company’s non-employee directors were, except as noted below, paid $45,000 through the grant of 7,246 shares of one year vesting restricted stock. The number of shares granted to each such director was determined based on the fair market value of the Company’s common stock on June 4, 2014, the date prior to the Annual Meeting. Directors owning at least $200,000 in fair market value of the Company’s common stock have an option to elect all or a portion of this payment in cash in lieu of restricted stock. Mr. Hellerman elected to receive 4,830 shares of one year vesting restricted stock with the remainder paid in cash.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1	Form of Performance Share Award Agreement under the Imperial Holdings 2010 Omnibus Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 9, 2014

IMPERIAL HOLDINGS, INC.
(Registrant)

By:	/s/ Michael Altschuler
Michael Altschuler
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Performance Share Award Agreement under the Imperial Holdings 2010 Omnibus Incentive Plan.